Exhibit 10.3

COLEMAN HIGHLINE

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this "Second Amendment") is made and entered into as of April 30, 2019 (the "Second Amendment Effective Date"), by and between CAP OZ 34, LLC, a Delaware limited liability company ("Landlord"), and ROKU, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.Reference is hereby made to that certain Office Lease dated as of August 1, 2018 between Landlord and Tenant (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated as of November 14, 2018 (the "First Amendment" and, together with the Original Lease, collectively, the "Existing Lease").

B.Pursuant to the Existing Lease, Tenant is currently leasing from Landlord a total of 380,951 RSF, as further set forth in Exhibit A to the Existing Lease, consisting of (i) the entirety of the 194,790 RSF of that certain six (6)-story building ("Building 3") to be located at 1173 Coleman Avenue, San Jose, California 95110, (ii) the entirety of the 163,272 RSF of that certain five (5)-story building ("Building 4") to be located at 1167 Coleman Avenue, San Jose, California 95110 and (iii) the entirety of the 22,889 RSF of that certain three (3)-story amenities building ("Building A2") to be located at 1161 Coleman Avenue, San Jose, California 95110. Building 3, Building 4, and Building A2 are collectively referred to herein as the "Buildings."

C.Tenant also currently leases within the Project the entirety of that certain six (6)-story building located at 1155 Coleman Avenue, San Jose, California 95110, commonly known as Building Two ("Building 2"), pursuant to that certain Office Lease, dated August 1, 2018, by and between CAP PHASE 1, LLC, a Delaware limited liability company ("CAP"), an affiliate of Landlord, as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Office Lease, dated as of November 6, 2018 (collectively, the "Building 2 Lease"). Concurrently herewith, Tenant and CAP are entering into an amendment to the Building 2 Lease.

D.Additionally, concurrently herewith, Tenant is assuming from 8x8, Inc., a Delaware corporation ("8x8"), the tenant's interest in and to that certain Coleman Highline Office Lease, dated as of January 23, 2018, with CAP, as landlord, for the lease of the entirety of that certain five (5) story building located at 1143 Coleman Avenue, San Jose, California, commonly known as Building One ("Building 1") situated within the Project, pursuant to that certain Assignment and Assumption of Lease, Landlord's Consent and First Amendment of Lease dated of even date herewith.

E.Landlord and Tenant now desire to amend the Existing Lease to, among other things, (i) extend the date by which Tenant must utilize the Tenant Improvement Allowance; and (ii) approve the construction of the Skybridge (as that term is defined in Section 5 below); and (iii) modify various other terms and provisions of the Existing Lease, all as hereinafter provided.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated herein by this reference) and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Existing Lease unless expressly superseded by the terms of this Second Amendment.

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
Building 3, 4 and A2
-1-	Roku, Inc.

2.Tenant Improvement Allowance. The final sentence of Section 2.1 of Exhibit B attached to the Original Lease is hereby deleted in its entirety and replaced with the following:"Any unused portion of the portion of the Tenant Improvement Allowance attributable to the Building 3 Premises remaining as of April 20, 2020 (the "Building 3 Premises TIA Deadline") shall remain with Landlord, and Tenant shall have no further right thereto; provided however, that if the Delivery Date for the Building 3 Premises has not occurred on or before September 24, 2019 (except only if such delay is as a result of and directly related to Landlord’s construction of the Skybridge Work), then the Building 3 Premises TIA Deadline shall be extended by one (1) day for each day following September 24, 2019 until the Delivery Date for the Building 3 Premises has occurred. Any unused portion of the portion of the Tenant Improvement Allowance attributable to the Building 4 Premises remaining as of April 20, 2020 (the "Building 4 Premises TIA Deadline") shall remain with Landlord, and Tenant shall have no further right thereto; provided however, that if the Delivery Date for the Building 4 Premises has not occurred on or before September 24, 2019 (except only if such delay is as a result of and directly related to Landlord’s construction of the Skybridge Work), then the Building 4 Premises TIA Deadline shall be extended by one (1) day for each day following September 24, 2019 until the Delivery Date for the Building 4 Premises has occurred."

3.Generator. If Tenant elects to replace the existing generator in the Building with a new generator up to 500kW, as contemplated in Section 4(o) of Schedule 1-B to Exhibit B of the Original Lease, the parties acknowledge and agree that such new generator will be part of the "Building Systems," as that term is defined in Section 7.1 of the Original Lease, but shall not be covered by "Landlord's Warranty," as that term is defined in Section 1.1.1 of the Original Lease.

4.Right of First Offer. As of the Second Amendment Effective Date, Section 1.2 of the Original Lease (inclusive of Subsections 1.2.1 through 1.2.7 of the Original Lease) shall be deleted in its entirety and shall be of no further force or effect whatsoever. The parties acknowledge that Tenant and Cap Tranche 2, LLC (an affiliate of Landlord) have previously entered into and recorded that certain Right of First Offer Agreement dated as of August 1, 2018 and recorded on August 16, 2018 in the Official Records of Santa Clara County as Document No. 24004815 (the "ROFO Agreement"). The ROFO Agreement is hereby terminated and promptly following the mutual execution and delivery of this Second Amendment, Tenant shall enter into and deliver to Landlord a termination of the ROFO Agreement in form and substance reasonably satisfactory to Landlord.

5.Skybridge. Landlord shall construct a pedestrian bridge (the "Skybridge") connecting the fifth (5th) floor of Building 3 to the fifth (5th) floor of Building 4, as depicted on Exhibit 1 attached hereto, and in accordance with the plans and specifications described on Exhibit 2 attached hereto. The Skybridge shall be constructed in a good and workmanlike manner, and in compliance with Applicable Laws for unoccupied space as of the Second Amendment Effective Date to the extent required to allow Tenant, subject to Tenant's construction of the Tenant Improvements in accordance with Applicable Laws, to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use.

5.1.Use of Skybridge. For so long as Tenant leases the entirety of the fifth (5th) floors of both Building 3 and Building 4, Tenant shall have the exclusive right to use the Skybridge, and the Skybridge shall be treated as part of the Premises for all purposes under the Lease, except that the rentable square footage of the Skybridge shall not be included in the total rentable square footage of the Premises, and further provided that the structural components of the Skybridge shall be part of the Building Structure. Tenant shall not install any signage on the exterior of the Skybridge, or on the interior of the Skybridge that is visible from the exterior of the Skybridge.

5.2.Construction of Skybridge. Landlord shall diligently design, engineer, obtain all required permits for and construct the Skybridge (the "Skybridge Work"). Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord's inability or failure to cause all or any portion of the Skybridge to be constructed if such failure results from Landlord's failure to obtain the necessary permits and governmental approvals for the performance of the Skybridge Work unless such failure is directly the result of Landlord's failure to make reasonable good faith efforts to obtain such permits and approvals. The completion of the Skybridge shall not be a requirement for Delivery Condition or Final Condition, and furthermore the Delivery Date and Final Condition Date shall be deemed to occur on the dates that the same would have occurred, solely but for the performance of the Skybridge Work. Specifically, (i) the performance of the Skybridge Work will require certain sections of glass on the exterior of the Buildings to not be installed until completion of the Skybridge Work (or to be installed and then removed or modified as part of the Skybridge Work), which may impact Landlord's ability to obtain a CofO for the Base, Shell and Core, and, accordingly, Landlord shall be deemed to have obtained obtain a CofO for the Base, Shell and Core on the date Landlord would have obtained a CofO for the Base, Shell and

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
Building 3, 4 and A2
-2-	Roku, Inc.

Core, solely but for the glass not being installed or being installed and then removed and (ii) completion of site work in the areas of the utility yard, sculpture garden and arrival court may be delayed due to staging for and construction of the Skybridge, and none of the foregoing shall result in any Landlord Caused Delay or the occurrence of the Delivery Date or Final Condition Date. Tenant shall be solely responsible for all of the actual direct third-party costs to construct the Skybridge Work, including any increased actual third party costs of construction to the extent caused solely by any interference of the Skybridge Work with the remainder of the construction of the Base, Shell and Core, which increased costs could not have been reasonably avoided by Landlord, and subject in all events to Landlord having notified Tenant in writing prior to incurring any such increased costs (the "Skybridge Work Costs"), which shall be deducted from the Tenant Improvement Allowance (or paid directly by Tenant within thirty (30) days of written request, including the delivery of reasonable supporting documentation, to the extent Tenant Improvement Allowance funds are not available). The initial estimate of the Skybridge Work Costs is attached hereto as Exhibit 3.

5.3.Removal of Skybridge. Upon the date that is the earlier of (a) the expiration or earlier termination of the Lease, as amended, or (b) the date that Tenant no longer leases the entirety of both the fifth (5th) floors of Building 3 and Building 4, Tenant shall, at Landlord's option (i) cause the removal of the Skybridge, or (ii) cause the sealing off of the Buildings at the entry point to the Skybridge (collectively, the "Skybridge Removal Work") and restore all areas of the Buildings affected by the Skybridge Removal Work. Notwithstanding the foregoing, Landlord shall have the right to perform the Skybridge Removal Work, at Tenant's sole cost and expense.

6.California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby reaffirms in full its disclosures set forth in and restates to Tenant in full the statements contained in Section 24.3 of the Original Lease, which disclosures and statements hereby refer to the Generator Area as part of the Premises.

7.Tenancies in Buildings and Project. Section 29.15 of the Original Lease is hereby amended as follows:

7.1.The third sentence is deleted in its entirety and replaced with the following: "Landlord shall not, without the prior written consent of Tenant, which may be granted or withheld in Tenant's sole and absolute discretion, enter into any lease or other occupancy agreement with, or consent to an assignment or subletting (except in the case of a "permitted transfer" to an affiliate entity or similar transfer for which Landlord's prior consent is not required) to, any Tenant Competitor for the entirety of the building within the Project, if and once constructed, to be known as “Building 5” depicted on the site plan attached hereto as Exhibit A-1 and located at 1179 Coleman Avenue, San Jose, California 95110 (the "Competitor Restricted Area") (or any portion thereof)."

7.2.The fourth sentence is deleted in its entirety and replaced with the following: "For purposes hereof, the term "Tenant Competitor" shall mean Amazon.com, Inc. or any subsidiary of Amazon.com, Inc. if such subsidiary's primary products or services compete with the products and services offered by Tenant as its primary business (as reasonably determined by Tenant and as such products and services may change and expand from time to time)."

7.3.The fifth sentence is deleted in its entirety and replaced with the following: "Notwithstanding anything herein to the contrary, Landlord shall not be deemed to have violated the terms of this Section 29.15 if: (i) any tenant or occupant merges or consolidates with or into, or acquires or is acquired by, any Tenant Competitor; (ii) Landlord is required to permit such lease pursuant to a court order; (iii) Landlord, after a reasonable inquiry, in good faith believes that any prospective tenant is not a Tenant Competitor; or (iv) a Tenant Competitor leases both (a) the entirety of the Competitor Restricted Area and (b) two (2) or more additional office buildings in Tranche 2 of the Project constituting more than 350,000 rentable square feet in the aggregate."

Promptly following the mutual execution and delivery of this Second Amendment, Landlord shall cause its affiliate, Cap Tranche 2, LLC, to enter into and record against the Competitor Restricted Area in the Official Records of Santa Clara County a memorandum that reflects the terms and conditions contained in Section 29.15 of the Original Lease, as amended by this Section 7, in form mutually and reasonably satisfactory to Landlord and Tenant.

8.Governing Law. This Second Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
Building 3, 4 and A2
-3-	Roku, Inc.

9.Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto. Landlord and Tenant agree that electronic signatures, including those delivered by PDF or signed through the electronic signature system known as "DocuSign", shall have the same effect as originals. All parties to this Second Amendment waive any and all rights to object to the enforceability of this Second Amendment based on the form or delivery of signature.

10.Effect of Second Amendment. Except as amended and/or modified by this Second Amendment, the Existing Lease is hereby ratified and confirmed and all other terms of the Existing Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Existing Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by the provisions of this Second Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

11.No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Existing Lease shall remain unmodified and in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
Building 3, 4 and A2
-4-	Roku, Inc.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their duly authorized representatives as of the Second Amendment Effective Date.

LANDLORD"

CAP OZ 34, LLC

a Delaware limited liability company

By:	CAP OZ I, LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	HS Airport 2, LLC,
a California limited liability company
	Its:	Manager

		By:	/s/ Derek K. Hunter, Jr.
		Name:	Derek K. Hunter, Jr.
		Its:	Member

"TENANT"

Roku, Inc.

a Delaware corporation

By:	/s/ Steve Louden
Name:	Steve Louden
Its:	Chief Financial Officer

By:	/s/ Troy Fenner
Name:	Troy Fenner
Its:	Senior Vice President, HR

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
Building 3, 4 and A2
-5-	Roku, Inc.

EXHIBIT 1

SKYBRIDGE PLANS AND SPECIFICATIONS

SHEET	TITLE	DATE	DESCRIPTION	PREPARED BY
ARCHITECTURAL
SB-AO.O	COVER SHEET - SKY BRIDGE	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A1.0	SITE PLAN (FOR REFERENCE ONLY)	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A2.0	BLDG 3 AND 4 - 5TH FLOOR PLAN (FOR REFERENCE ONLY)	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A2.1	SKY BRIDGE - FLOOR PLANS	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A3.1	SITE ELEVATIONS (FOR REFERENCE ONLY)	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A3.2	SITE ELEVATIONS (FOR REFERENCE ONLY)	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A3.3	SKY BRIDGE - ELEVATIONS AND SECTIONS	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A3.4	SKY BRIDGE - ELEVATIONS AND SECTIONS	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A3.5	SKY BRIDGE - ELEVATIONS AND SECTIONS	4/15/2019	CITY SUBMITTAL	DEVCON
SB-A6.1	SKY BRIDGE - REFLECTED CEILING PLANS	4/15/2019	CITY SUBMITTAL	DEVCON
STRUCTURAL
SB-S6.2	SKY BRIDGE PLANS AND DETAILS	4/15/2019	CITY SUBMITTAL	NISKIAN MENNINGER
SB-S6.2A	SKY BRIDGE DETAILS	4/15/2019	CITY SUBMITTAL	NISKIAN MENNINGER

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
EXHIBIT 2	Building 3, 4 and A2
-1-	Roku, Inc.

EXHIBIT 2

ESTIMATE OF SKYBRIDGE WORK COSTS

BUDGET PRICING FOR Tenant Requests (Roku)

Project Name:	Coleman Highline
Project Desc:	Buildings 2, 3 & 4
Job No:	18-063
Drawings:	N/A
Date:	N/A

TCR 2	Sky Bridge at Building 3 & 4 @ Level 5	Total
1	General Conditions.	$150,000
2	Staking	$11,000
3	Final Clean Up	$16,000
4	Concrete Work	$100,000
5	Precast Concrete	$275,000
6	Structural Steel	$2,750,000
7	Metal Decking	$40,000
8	Metal Stairs & Railings	$140,000
9	Thermal Insulation (Exterior)	$95,000
10	Roofing	$50,000
11	Flashing & Sheetmetal	$60,000
12	Applied Fireproofing	$55,000
13	Doors / Frames / Hardware (Excluded)	Excluded
14	Glass & Glazing	$2,250,000
15	Metal Studs & Drywall Exterior	$180,000
16	Flooring (Excluded)	Excluded
17	Window Washing Systems (Excluded)	Exlcuded
18	Fire Sprinklers	$15,000
19	Plumbing	$55,000
20	HVAC	$110,000
21	Electrical	$80,000
22	Blueprinting	Excluded
	Subtotal	$6,432,000
	Contingency: 5%	$321,6000
	Subtotal	$6,753,600
	OH&P: 2.62%	$176,944
	Insurance" .13%	$8,780
	Subtotal	$6,939,324
	Architecture & Engineering
	Permit Fee Allowance	$149,170
		$200,000
	GRAND TOTAL	$7,288,494

COLEMAN HIGHLINE
1173, 1167 & 1161 Coleman Avenue
EXHIBIT 3	Building 3, 4 and A2
-1-	Roku, Inc.